Exhibit 10.12

RESTRICTED STOCK UNIT AGREEMENT

(Officer Restricted Stock Unit)

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), effective as of _____ ___, 20___ (the “Grant Date”), is by and between LEXICON PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and _____________ (“Employee”).

To carry out the purposes of the Company’s 2017 Equity Incentive Plan (the “Plan”) and the determination of the compensation committee (the “Compensation Committee”) of the Company’s board of directors (the “Board”) to grant Employee a Restricted Stock Unit Award (as defined in the Plan) under the Plan, subject to the terms and conditions of this Agreement, of shares of the Company’s Common Stock, par value $0.001 per share (“Stock”), in order to provide Employee with incentives to exert maximum efforts for the Company’s success by providing Employee the opportunity to benefit from increases in the value of the Stock, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

1.    Grant of Restricted Stock Unit Award. The Company hereby grants to Employee a Restricted Stock Unit Award, on the terms and conditions set forth in this Agreement and in the Plan, consisting of the right to receive an aggregate of ___________ shares of Stock (the “Shares”).

2.    Vesting. (a) Subject to the terms and conditions set forth in this Agreement and the Plan, the right of Employee to receive the Shares shall vest with respect to (i) [25%][one third] of the total number of Shares on February 28, 20__ and (ii) an additional [25%][one third] of the total number of Shares on February 28 of each of the [three][two] succeeding years thereafter; provided that, if not already vested in accordance with the foregoing, the right of Employee to receive the Shares shall become vested upon (i) a termination of Employee’s Continuous Service (as defined in the Plan) by the Company without Cause (as defined below) or by Employee for Good Reason (as defined below) that occurs after the occurrence of a Change in Control (as defined below) or (ii) the termination of Employee’s Continuous Service as a result of Employee’s death or Disability (as defined in the Plan).

(b)    For purposes of the foregoing:

(i)A “Change in Control” shall be deemed to have occurred if any of the following shall have taken place: (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than Invus, L.P. and its affiliates (collectively, “Invus”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, or any successor provisions thereto), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then-outstanding voting securities; (B) Invus becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, or any successor provisions thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding voting securities; (C) the consummation of a reorganization, merger, or consolidation, in each case with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the reorganized, merged or consolidated Company’s then-outstanding securities entitled to vote generally in the election of directors in substantially the same proportions as their ownership of the Company’s outstanding voting securities prior to such reorganization, merger or consolidation; (D) a liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets; or (E) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who is not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period; provided, that notwithstanding the foregoing, neither the execution by the Company of the Securities Purchase Agreement and Stockholders’ Agreement with Invus, L.P., each dated June 15, 2007 (as amended, supplemented or otherwise modified, the “Invus Transaction Agreements”), nor the consummation of the transactions contemplated in the Invus Transaction Agreements, including, without limitation, the acquisition by Invus of the Initial Shares and the Rights Shares (as defined in the Invus Transaction Agreements), the election of any representatives of Invus to the board of directors of the Company, or the acquisition by Invus of additional shares of Stock, as permitted or contemplated under the Invus Transaction Agreements, will constitute a “Change in Control.” The Compensation Committee, in its discretion, may deem any other corporate event affecting the Company to be a “Change in Control” hereunder.

(ii)“Cause” means a termination of Employee’s employment directly resulting from (A) Employee having engaged in intentional misconduct causing a material violation by the Company of any state or federal laws, (B) Employee having engaged in a theft of Company funds or Company assets or in a material act of fraud upon the Company, (C) an act of personal dishonesty taken by Employee that was intended to result in personal enrichment of Employee at the expense of the Company, (D) Employee’s final conviction (or the entry of any plea other than not guilty) in a court of competent jurisdiction of a felony, or (E) a breach by Employee of any contractual or fiduciary obligation to the Company, if such breach results in a material injury to the Company.

(iii)“Good Reason” means the occurrence of any of the following events without Employee’s express written consent: (A) a material diminution in Employee’s base salary, (B) a material diminution in Employee’s authority, duties, or responsibilities, or (C) any other action or inaction that constitutes a material breach by the Company of any contractual obligation to Employee.

3.    Forfeiture upon Termination of Service. Simultaneously with termination of Employee’s Continuous Service for any reason other than as a result of Employee’s death or Disability (as defined in the Plan) prior to the vesting of Employee’s rights to receive the Shares in accordance with Section 2 of this Agreement, Employee shall automatically forfeit all rights to receive the Shares, unless and except to the extent otherwise agreed by the Company, in its sole discretion.

4.    Issuance of Shares upon Vesting. Subject to the provisions of Sections 3 and 6 of this Agreement, upon vesting of the Shares in accordance with Section 2 of this Agreement, the Company shall (a) provide Employee with prompt notice of such vesting event and (b) issue the Shares to Employee for no additional consideration.

5.    Non-Transferability. Employee’s rights under this Agreement, including with respect to any Shares as to which the interest of Employee has not vested in accordance with Section 2 of this Agreement, may not be transferred by Employee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder).

6.    Withholding of Tax. Employee shall be liable for any and all federal, state or local taxes, including withholding taxes, arising out of the grant or vesting of Shares hereunder. Unless Employee elects otherwise as provided below, Employee shall satisfy such withholding tax obligation by forfeiting to the Company that number of Shares having a Fair Market Value (as defined in the Plan) equal to the Company’s withholding obligation relating to such grant or vesting of Shares hereunder. Employee may alternatively elect to satisfy such withholding tax obligation by making a cash payment to the Company equal to the Company’s minimum withholding obligation, in which case Employee shall (a) provide the Company with written notice of such election and (b) pay to the Company in immediately available funds an amount equal to the Company’s minimum withholding obligation, in each case by no later than the date giving rise to such withholding tax obligation. No Shares shall be issued to Employee unless and until Employee shall have paid or otherwise satisfied the withholding tax obligations with respect thereto.

7.    Dividend Equivalents; Voting. If the Board declares any dividends with respect to the Stock prior to the vesting of Employee’s rights to receive the Shares in accordance with Section 2 of this Agreement, dividend equivalents shall be credited to Employee in respect of the Shares and shall be converted into additional shares of Stock covered by this Agreement and such additional shares shall be subject to all of the terms and conditions of the underlying Shares. Employee shall have no voting rights with respect to the Restricted Stock Unit Award or the Shares subject thereto until such time as the Shares are issued to Employee pursuant to Section 4 of this Agreement.

8.    No Right to Continued Employment. Nothing in this Agreement or the Plan shall confer upon Employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to terminate Employee’s employment at any time for any reason whatsoever, with or without cause and with or without advance notice.

9.    2017 Equity Incentive Plan. The Plan, a copy of which is available for inspection by Employee at the Company’s principal executive office during business hours, is incorporated by reference in this Agreement. This Agreement is subject to, and the Company and Employee agree to be bound by, all of the terms and conditions of the Plan. In the event of a conflict between this Agreement and the Plan, the terms of the Plan shall control. Subject to the terms of the Plan, the administrator of the Plan shall have authority to construe the terms of this Agreement, and the determinations of the administrator of the Plan shall be final and binding on Employee and the Company.

10.    Binding Agreement. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

11.    Governing Law. This Agreement and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Employee has executed this Agreement effective for all purposes as of the Grant Date.

LEXICON PHARMACEUTICALS, INC.

By:
Lonnel Coats
President and Chief Executive Officer

EMPLOYEE

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